As filed with the Securities and Exchange Commission on July 30, 1998
                                             Registration No. 333-__________
============================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             VLSI TECHNOLOGY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                            94-2597282
      (State or other jurisdiction              (I.R.S. Employer
      of incorporation or organization)         Identification No.)

                               1109 McKay Drive
                         San Jose, California  95131
         (Address of principal executive offices, including zip code)
                                ---------------


                         Employee Stock Purchase Plan
                           (Full title of the plan)

                               ---------------

                               ALFRED J. STEIN,
                            Chief Executive Officer
                             VLSI TECHNOLOGY, INC.
                               1109 McKay Drive
                          San Jose, California  95131
                                 (408) 434-3100
    (Name, Address and Telephone Number, Including Area Code, of Agent For
                                   Service)

                                   Copy to:
                            ANN YVONNE WALKER, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

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                     CALCULATION OF REGISTRATION FEE
=============================================================================
 Title of            Amount            Proposed      Proposed     Amount of
 Securities          to be             Maximum       Maximum      Registration
 to be               Registered        Offering      Aggregate    Fee(1)
 Registered                            Price         Offering
                                       Per Unit (1)  Price (1)
 ------------------- ----------------- ------------- ------------ ----------
VLSI Technology, Inc.
Employee Stock Purchase Plan

 Common Stock, $0.01
  par value, to be
  issued             2,000,000 shares  $ 13.89/sh.   $27,780,000   $ 8,194.51
=============================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Based upon 85% of the average of the high and low sale prices on July 27, 1998, as reported on the Nasdaq National Market.


                             VLSI TECHNOLOGY, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       There are hereby incorporated by reference into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission:

   1. The Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 1998, as amended by Form 10-Q/A Amendment No. 1, filed pursuant to Section 13 of the Exchange Act.

   3. The Company's Registration Statement on Form 8-A dated April 20, 1984 and the Company's Registration Statement on Form 8-A/A (Amendment No. 1) dated November 30, 1993, relating to its Common Stock, as amended by subsequently filed Exchange Act reports.

   4. The Company's Registration Statement on Form 8-A dated November 20, 1989, relating to its Share Purchase Rights, as amended by the Form 8 Amendment Number 1 dated August 12, 1992, the Form 8 Amendment Number 2 dated August 25, 1992, and subsequently filed Exchange Act reports.

   5. The Company's Current Report on Form 8-K filed with the Commission on February 9, 1998.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


Item 4.  DESCRIPTION OF SECURITIES

       Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not Applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Bylaws of the Company provides that the Company shall indemnify certain agents of the Company against judgments, fines, settlements and other expenses arising from such person's agency relationship with the Company provided that the standard of conduct set forth therein is met. The effect of Article VI is to require that the Company provide indemnification to such agents to the maximum extent permitted by the Delaware General Corporation Law. Agents covered by this indemnification provision include current and former directors and officers of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

       In addition, the Company has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements are based on the provisions of Section 145 of the Delaware General Corporation Law and attempt to provide the directors and officers of the Company with the maximum indemnification allowed under Delaware law. In certain instances, they may result in an expansion of the substantive protection available to such individuals under the Bylaws.


Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.



Item 8.  EXHIBITS

    See Index to Exhibits on page 7.


Item 9.  UNDERTAKINGS

  (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 27th day of July, 1998.

                                       VLSI TECHNOLOGY, INC.


   By: /s/ Balakrishnan_S. Iyer      _____
                                           Balakrishnan S. Iyer
                                           Senior Vice President, Finance, and
                                           Chief Financial Officer (Principal
                                           Financial Officer)



                            POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred J. Stein and Larry L. Grant, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                         Date
---------                     -----                         -----

/s/ Alfred J. Stein
_________________________     Chairman of the Board,        July 27, 1998
(Alfred J. Stein)             Chief Executive Officer
                              (Principal Executive
                              Officer),and Director

/s/ Richard M. Beyer
_________________________     President, Chief              July 27, 1998
(Richard M. Beyer)            Operating Officer, and
                              Director

/s/ Balakrishnan S. Iyer
________________________      Senior Vice President,        July 27, 1998
(Balakrishnan S. Iyer)        Finance, and Chief Financial
                              Officer (Principal Financial
                              Officer)
/s/ Victor K. Lee
_________________________     Vice President and            July 27, 1998
(Victor K. Lee)               Controller (Principal
                              Accounting Officer)


/s/ Pierre S. Bonelli
_____________________  __     Director                      July 27, 1998
(Pierre S. Bonelli)

/s/ Robert P. Dilworth
______________________  _     Director                      July 27, 1998
(Robert P. Dilworth)

/s/ William G. Howard, Jr.
_________________________     Director                      July 27, 1998
(William G. Howard, Jr.)

/s/ Paul R. Low
_________________________     Director                      July 27, 1998
(Paul R. Low)

/s/ Horace H. Tsiang
_________________________     Director                      July 27, 1998
(Horace H. Tsiang)


                               INDEX TO EXHIBITS


Footnotes appear at the end of the exhibits list.

    Exhibit
    Number                Document
    -------    ---------------------------------------

       4.1 The Company hereby agrees to file, upon request of the Commission, a copy of all instruments not otherwise filed with respect to long-term debt of the Company or any of its subsidiaries for which the total amount of debt authorized under such instrument does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

       4.2(1) Restated Certificate of Incorporation of the Company filed September 16, 1987.

       4.3(2) Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock filed with the Secretary of State of the State of Delaware on August 12, 1992.

       4.4(2) Certificate of Amendment of Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on August 20, 1992, increasing the authorized amount of Common Stock of the Company by 15,000,000 shares.

       4.5(3) Certificate of Amendment of Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 5, 1995, increasing the authorized amount of Common Stock of the Company by 45,000,000 shares.

       4.6(4) Indenture, dated as of September 1, 1995, between the Company and Harris Trust and Savings Bank, as Trustee, with respect to issuance of $172,500,000 of 8.25% Convertible Subordinated Notes due October 1, 2005.

       4.7(4)  Form of 8.25% Convertible Subordinated Notes due October 1,
               2005.

       4.8(5) First Amended and Restated Rights Agreement, dated as of August 12, 1992, by and between the Company and the First National Bank of Boston, as Rights Agent, including the form of Rights Certificate attached as Exhibit A thereto.

       4.9(6) Amendment No. 1 to First Amended and Restated Rights Agreement, dated August 24, 1992, by and between the Company and the First National Bank of Boston, as Rights Agent, including the form of Rights Certificate attached as Exhibit A thereto.

       5.1 Opinion of counsel as to legality of securities being registered.

      23.1     Consent of Ernst & Young LLP, Independent Auditors.

      23.2     Consent of Counsel (contained in Exhibit 5.1).

      24.1     Power of Attorney (See page 5).

-------------------------

(1) Incorporated by reference from Exhibits to Annual Report on Form 10-K for the fiscal year ended December 27, 1987.
(2) Incorporated by reference from Exhibits to Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 1992.
(3) Incorporated by reference from Exhibits to Registration Statement on Form S-3, Reg. No. 33-60049.
(4) Incorporated by reference from Exhibits to Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 1995.
(5) Incorporated by reference from Exhibits to Form 8 Amendment No. 1 to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 12, 1992.
(6) Incorporated by reference from Exhibits to Form 8 Amendment No. 2 to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 25, 1992.



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